SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

  [ ]   Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [ ]   Definitive Proxy Statement

  [X]   Definitive Additional Materials

  [ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                      CORTLAND FIRST FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  [x]   No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)   Title of each class of securities to which transaction applies:

        ________________________________________________________________________

  (2)   Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

  (4)   Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

  (5)   Total fee paid:

        ________________________________________________________________________

  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


  (1)   Amount Previously Paid: ________________________________________________

  (2)   Form, Schedule or Registration Statement No.: __________________________

  (3)   Filing Party: __________________________________________________________

  (4)   Date Filed: ____________________________________________________________

                            [NEWSPAPER ADVERTISEMENT]


                                    A MESSAGE
                             TO THE SHAREHOLDERS OF
                      CORTLAND FIRST FINANCIAL CORPORATION

                SHOULD YOU VOTE YES OR NO ON OUR PROPOSED MERGER
                      WITH ONEIDA VALLEY BANCSHARES, INC.?


THE FACTS ABOUT THE STRATEGIC MERGER OF EQUALS WITH
ONEIDA VALLEY BANCSHARES, INC.

     o Your Board has approved the merger based on a strategic plan to increase long-term shareholder value.

     o    The regulators have approved the merger.

     o All business investigations concerning Oneida Valley have been completed.

     o The merger allows for continued input and representation by all Cortland First Directors.

     o Cortland First management will be strongly represented on an equal footing with Oneida Valley personnel.

     o    Dual headquarters will be maintained in both Cortland and Oneida


CONCLUSION:

     o This is a strategic merger of equals that can and will happen when our shareholders and Oneida Valley shareholders vote their approval.


THE FACTS ABOUT THE CNY FINANCIAL (THE PARENT OF CORTLAND SAVINGS BANK) HOSTILE BID TO DISRUPT OR CIRCUMVENT OUR MERGER WITH ONEIDA VALLEY.

     o Unsolicited proposal from CNY Financial at $18.50 cash and $18.50 stock per share.

     o Contingencies include: regulator approval, due diligence, shareholder approval, abandoning the merger with Oneida Valley.

     o Several CNY Financial shareholders have contacted us indicating their displeasure and disapproval of the actions of CNY Financial and their intent to oppose CNY Financial's actions.

     o Our Board consulted with expert financial advisors and legal advisors to consider CNY Financial's proposal before unanimously rejecting it.

     o If Cortland First were to be sold to CNY Financial, many jobs would be lost in Cortland through the consolidation of headquarters functions and the closing of banking offices.


CONCLUSION:

     o First National Bank of Cortland has prospered as a community-oriented bank for over 100 years. Our company is not for sale. CNY Financial is not proposing a merger of equals, but instead plans a takeover of our company.


                    WHEN YOU VOTE YES, YOU VOTE FOR CORTLAND!

                     [First National Bank of Cortland Logo]

                            [NEWSPAPER ADVERTISEMENT]

                   [ONEIDA VALLEY BANCSHARES, INC. LETTERHEAD]

                                                               November 13, 1998

                      TO OUR SHAREHOLDERS, OUR COMMUNITIES,
                        OUR CUSTOMERS AND OUR EMPLOYEES:

Eight years ago, I came to Oneida. Although my birthplace is Moravia, another Central New York community, when my wife and I moved to Oneida we felt right at home. You all have welcomed us and we sincerely appreciate the friendships and sense of community in the Madison County area.

I grew up in banking - community banking. My father was a banker and he taught me the principles of ethical hard work that he learned by running a community bank in the post-depression era. He also instilled in me a deep sense of community.

This past week that sense of community has been severely tested by the misleading personal attacks by people who want to break up our merger with Cortland's First National. Since those misleading ads have appeared, I have received an outpouring of calls and supporting comments from people throughout our community. I appreciate the support.

Our bank, Oneida Valley National Bank, was founded nearly 150 years ago, before the Civil War. It has served this community, its employees and its shareholders quite well. Tuesday, Oneida Valley embarks on a critical journey - either a course to remain an independent community bank led by career bankers like myself, Bob Fearon and Dave Kershaw, or to be acquired by an out-of-town aggressor who could move headquarters away from our community and install unproven, inexperienced managers to take over banking operations in our community.

Our Board, consisting of community business leaders, has unanimously approved the proposed merger with Cortland First, the competitor of CNY Financial Corporation. We have developed a strategy to partner with Cortland First to increase the value of the new company for both shareholder groups. In the spirit of friendly cooperation, we have selected the name of our new company to be Alliance - Alliance Financial Corporation. Less than 30 days from our shareholder vote on this alliance, an unwanted, unfriendly party, CNY Financial, attempted to disrupt our plan by trying to acquire Oneida Valley. After careful consideration, their proposal was unanimously rejected by our Board.

One of our most important concerns in deciding the destiny of our company is the commitment we have to the communities we serve. I have felt that sense of community more deeply and personally this week than any other time in my life. And now we ask you, as shareholders, as community members, as voters, what do you want?

WHEN YOU VOTE "YES," YOU VOTE FOR ONEIDA!

The Board of Directors of Oneida Valley strongly urges you to vote YES on our proposed merger with Cortland First Financial on Tuesday, November 17, 1998.


Very truly yours,


John C. Mott
President



                     WHEN YOU VOTE YES, YOU VOTE FOR ONEIDA!

                       [Oneida Valley National Bank Logo]

           [Newspaper Advertisement -- to Appear on November 14, 1998]

                   [Oneida Valley Bancshares, Inc. Letterhead]

                                                                   Nov. 13, 1998


                   AN OPEN LETTER TO SHAREHOLDERS, EMPLOYEES,
                             CUSTOMERS AND FRIENDS:

     The Oneida Valley National Bank (OVB) has been a part of Oneida, and our surrounding communities, since 1851. The Fearon family has been associated with it since 1907 when my grandfather became a director and later president. Four generations have tried to make our communities better places to live and raise families. We have believed in honesty, integrity and loyalty. Our stockholders know that we have tried to grow the value of our stock through the years and many have called it "the best investment they have ever made."

     Our bank is not now, and never has been, for sale. Our bank only recently reaffirmed this when we approved a "merger of equals" with First National Bank of Cortland (Cortland First Financial Corp. -- CTLN). Cortland First is a good bank and long-time independent commercial bank such as ours. It is almost a mirror image of our bank, is well-run and has a similar culture. We have worked to put this together for more than six months. Once consummated, both Boards of Directors will remain active and involved. Dual headquarters will be maintained and our emphasis will remain in the communities we serve. In short, we are compatible and a good fit. We will be large enough to provide the service you expect and to keep up with the demands and high cost of technology.

     This move follows our long-term strategic plan to enhance shareholders' value. A fair, non-taxable exchange rate has been established, and greater liquidity will be provided through listing on the NASDAQ National Market System.

     Now we are faced with an uninvited, unsolicited, hostile takeover bid from a bank that has had stockholders for only one month and has no experience as a public company. Cortland Savings Bank (CNYF-CNY Financial) was a mutual savings bank with a rather lackluster record that has suddenly found itself with a lot of money that it needs to invest as a result of selling stock.

     CNY Financial is not a good fit for many reasons. Factors disclosed in their recent prospectus lead me to believe that our management philosophies and banking cultures are very different. The history of hostile takeovers is not good -- local Boards of Directors, executives and key management do not survive. There is job loss in the communities and customer service suffers. As a new company, CNY Financial has no history of paying dividends to its shareholders. On the other hand, we have paid a dividend on our stock, without interruption, since 1851 -- a record unmatched by most of Wall Street.


     For all of these reasons, I urge our shareholders to "stay the course" with us. Vote FOR the merger of equals with Cortland First -- avoid solicitations by CNY Financial or their representatives. And thanks to our employees, customers and friends for their understanding and support during this difficult time.


                                                     Sincerely,


                                                     Robert H. Fearon, Jr.
                                                     Chairman of the Board



                     WHEN YOU VOTE YES, YOU VOTE FOR ONEIDA!

                       [Oneida Valley National Bank Logo]